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                                                                   Exhibit 23.2


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


PacificAmerica Money Center, Inc.
Woodland Hills, California


We hereby consent to the inclusion in Amendment No. 3 to the Form S-4 of our report dated February 29, 1996 relating to the consolidated financial statements of Presidential Mortgage and Subsidiaries, Inc. for the year ended December 31, 1995 and our report dated February 29, 1996 relating to the financial statements of PacificAmerica Money Center, Inc. for the year ended December 31, 1995.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                   BDO Seidman, LLP

Los Angeles, California
May 13, 1996